Exhibit 99.1

FAIRWAY GROUP HOLDINGS CORP. REPORTS FOURTH QUARTER RESULTS

NEW YORK — May 26, 2015 — Fairway Group Holdings Corp. (“Fairway”) (NASDAQ: FWM), the parent company of Fairway Market, today announced financial results for its fiscal 2015 fourth quarter ended March 29, 2015.

Fourth Quarter Fiscal 2015 Highlights

•	Net sales of $199.1 million
•	Adjusted EBITDA of $12.3 million
•	Gross margin of 32.2%
•	Signed lease for new store in Brooklyn, New York

“During the fourth quarter, we made significant progress in a number of key operating disciplines and were able to deliver quarter-sequential EBITDA improvement,  even with lower sales volumes and added competitive headwinds. Strategic pricing, marketing and merchandising programs were implemented fleetwide which, combined with basic operational disciplines and a collective focus on responsible growth and profitability, have created a strong foundation for future growth.  We are extremely pleased with our performance throughout the back half of the fiscal year and look forward to capitalizing on this momentum as we move into fiscal 2016,”  said Jack Murphy, Fairway’s Chief Executive Officer.

Mr. Murphy added, “We are excited about the announcement of the new Fairway Market located in a densely populated submarket with ample parking in a dynamic section of Brooklyn. This location will be the prototype for our new store model.  It will have a smaller footprint and lower cost structure than our existing stores with the same broad offering of fresh, specialty, organic and conventional products.  We expect to further improve the profitability of the store by optimizing space allocations between departments based on learnings from recently conducted productivity studies.  We have also spent a lot of time designing a more capital efficient store and believe that we can build this store with a lower cost per square foot than our existing locations.  We will continue to remain focused on searching for high quality locations which we believe will be accretive to our long term growth strategy.”

Operating Results for the Fourth Quarter of Fiscal 2015

Net sales were $199.1 million for the fourth quarter of fiscal 2015 compared to $200.3 million for the fourth quarter of fiscal 2014 and same store sales decreased 3.6%.  Customer transactions in our comparable stores decreased by 6.7%, although the average transaction size increased by 3.4%.  Same store sales were negatively impacted by approximately 90 basis points due to a recent competitive opening near our Upper Eastside location.

Adjusted EBITDA was $12.3 million for the fourth quarter of fiscal 2015 compared to $12.7 million for the fourth quarter of fiscal 2014.  The Adjusted EBITDA margin was 6.2% for the fourth quarter compared to 6.4% during the same period of the prior year.  Adjusted EBITDA for the fourth quarter was negatively impacted by higher occupancy costs, an increase in central services and lower contribution from the Upper Eastside location due to a recent competitive opening.

The following table sets forth a  reconciliation to Adjusted EBITDA from Net Loss:

Adjusted EBITDA Reconciliation

	Thirteen Weeks Ended
	March 29,		March 30,
	2015		2014
		% of		% of
		Net Sales		Net Sales

	(dollars in thousands)
Net loss	$(8,545)	(4.3)%	$(8,842)	(4.4)%

Professional services (a)	820	0.4	198	0.1
Severance (b)	1,945	1.0	3,276	1.6
Non-operating expenses (c)	54	0.0	6	0.0
Interest expense, net(d)	4,871	2.4	4,760	2.4
Income tax provision	1,238	0.6	561	0.3
Store depreciation and amortization	6,284	3.2	5,964	3.0
Corporate depreciation and amortization	892	0.4	1,050	0.5
Equity compensation expense	2,486	1.2	3,268	1.6
Store opening costs	1,301	0.7	1,150	0.6
Production center start-up costs	962	0.5	1,311	0.7
Pre-opening advertising costs	—	—	43	0.0
Adjusted EBITDA	$12,308	6.2%	$12,745	6.4%

(a)

Consists of charges that were incurred and associated with discrete events that do not relate to and are not indicative of our core on-going operations, including litigation and recruitment fees, among others

(b)	Represents severance charges related to our organizational realignment

(c)	Consists of charges that were incurred and associated with discrete events that do not relate to and are not indicative of our core on-going operations not related to professional services

(d)	Includes amortization of deferred financing costs and original issue discount

Other Operating Items

Gross profit for the fourth quarter was $64.1 million compared to $64.9 million in the same period of the prior year.  The gross margin declined approximately 20 basis points to 32.2% from 32.4% in the prior year.  The gross margin was adversely affected by an increase in occupancy costs as a percentage of sales, partially offset by an increase in merchandise margin.

Despite having more stores in operation, store expenses, excluding depreciation and amortization, decreased $0.6 million to $40.9 million for the fourth quarter of fiscal 2015 from $41.5 million for the fourth quarter of fiscal 2014.  Store expenses were 20.6% of sales for the fourth quarter of fiscal 2015 compared to 20.7% for the fourth quarter of fiscal 2014.  The decrease in store expenses was primarily due to improved labor efficiency and enhanced cost discipline at existing stores.

General and administrative expenses were $17.1 million for the fourth quarter of fiscal 2015, a decrease of $1.4 million from $18.5 million for the fourth quarter of fiscal 2014. The decrease in general and administrative expenses was primarily attributable to lower severance and equity compensation expense compared to the fourth quarter of fiscal 2014.  These cost reductions were partially offset by a $0.6 million increase in professional services for the fourth quarter of fiscal 2015.  The portion of depreciation and amortization included in general and administrative expenses was $0.9 million, a decrease of $0.2 million from the fourth quarter of fiscal 2014. The Central Services component of general and administrative expenses increased $0.2 million for the fourth quarter of fiscal 2015 compared to the same period in the prior year.

The following table sets forth a  reconciliation to Central Services from General and Administrative expenses:

Central Services Reconciliation

	Thirteen Weeks Ended
	March 29,		March 30,
	2015		2014
		% of		% of
		Net Sales		Net Sales

	(dollars in thousands)
General and administrative expenses	$17,079	8.6%	$18,503	9.2%

Professional services	(820)	(0.4)	(198)	(0.1)
Severance	(1,945)	(1.0)	(3,276)	(1.6)
Non-operating expenses	(54)	0.0	(6)	0.0
Corporate depreciation and amortization	(892)	(0.4)	(1,050)	(0.5)
Equity compensation expense	(2,486)	(1.2)	(3,268)	(1.6)
Pre-opening advertising costs	—	—	(43)	0.0
Central services	$10,882	5.5%	$10,662	5.3%

Store opening costs were $1.3 million for the fourth quarter of fiscal 2015, an increase of $0.2 million from the fourth quarter of fiscal 2014.  Approximately $1.1 million and $0.1 million of store opening costs for the fourth quarter of fiscal 2015 and fourth quarter of fiscal 2014, respectively, did not require the expenditure of cash due to deferred rent.

Start-up costs for the new production center in the Hunts Point area of the Bronx were approximately $1.0 million for the fourth quarter of fiscal 2015, a decrease of $0.3 million from $1.3 million for the fourth quarter of fiscal 2014.  Approximately $0.4 million of these costs for the fourth quarter of fiscal 2014 did not require the expenditure of cash in the period, primarily due to deferred rent.

The income tax provision was $1.2 million for the fourth quarter of fiscal 2015 compared to an income tax provision of  $0.6 million for the fourth quarter of fiscal 2014.  The income tax provision was recorded despite incurring a pre-tax loss because the Company does not record any income tax benefit related to operating losses but recognizes income tax expense related to indefinite-lived intangibles assets.

The net loss in the quarter was $8.5 million, compared to a net loss of $8.8 million in the fourth quarter of the prior fiscal year.  The decrease in the net loss was primarily attributable to a decrease in general and administrative expenses, production center start-up costs and direct store expenses, partially offset by lower gross profit and an increase in the income tax provision, interest expense and store opening costs. The adjusted Net Loss increased approximately $0.5 million to $0.7 million for the fourth quarter of fiscal 2015 compared to a loss of approximately $0.3 million for the fourth quarter of fiscal 2014.

The following table sets forth a  reconciliation to Adjusted Net Loss from Net Loss:

Net Loss Reconciliation

	Thirteen Weeks Ended
	March 29,		March 30,
	2015		2014
		% of		% of
		Net Sales		Net Sales

	(dollars in thousands)
Net loss	$(8,545)	(4.3)%	$(8,842)	(4.4)%

Professional services	820	0.4	198	0.1
Severance	1,945	1.0	3,276	1.6
Non-operating expenses	54	0.0	6	0.0
Non-cash interest	1,283	0.6	1,281	0.6
Equity compensation expesne	2,486	1.2	3,268	1.6
Income tax provision	1,238	0.6	561	0.3
Adjusted net loss	$(719)	(0.4)%	$(252)	(0.1)%

Other Items

•	The Company ended the quarter with approximately $44.4 million of liquidity, which included $36.4 million of cash and $8.0 million in borrowing capacity under the senior credit facility.
•

In May 2015 the Company entered into an agreement terminating a lease for a site in the new Hudson Yards development in west midtown Manhattan where it had expected to open a store in late calendar 2015 or early calendar 2016.  In connection with the lease termination, the Company has negotiated a limited, conditional right of first negotiation if the developer determines to include a supermarket in the second phase of the Hudson Yards development.  The Company will pay the landlord a total of $3.5 million in connection with the lease termination.

Supplemental Non-GAAP Disclosure

This press release presents Adjusted EBITDA, which is a non-GAAP financial measure within the meaning of applicable SEC rules and regulations.  The Company believes that Adjusted EBITDA is a useful performance measure and is used to facilitate a comparison of operating performance on a consistent basis from period-to-period and to provide for a more complete understanding of factors and trends affecting the business than GAAP measures can provide alone. The Company defines Adjusted EBITDA as earnings before interest expense, income taxes, depreciation and amortization expense, amortization of deferred financing costs, equity compensation charges, store opening costs (including pre-opening advertising costs), production center start-up costs, gain on insurance recovery, severance related expenses, foundation funding, loss on early extinguishment of debt, organizational realignment costs, IPO-related expenses, transaction expenses and bonuses, management fees and other one-time charges and non-operating expenses which we believe may distort period-to-period comparison.

This press release presents Central Services, which is a non-GAAP financial measure within the meaning of applicable SEC rules and regulations.  The Company believes that Central Services is a useful performance measure and is used to facilitate an evaluation of infrastructure investments without distortions that may result from general and administrative expenses that do not directly relate to the operations of the business.  The Company defines Central Services as general and administrative expenses less: depreciation and amortization related to general and administrative activities, management fees, financing transaction expenses, pre-opening advertising costs, equity compensation expenses, severance-related expenses and other non-operating expenses.

This press release presents adjusted net loss, which is a non-GAAP financial measure within the meaning of applicable SEC rules and regulations.  The Company believes that adjusted net loss is a useful performance measure and is used to facilitate a comparison of operating performance on a consistent basis from period-to-period without distortions that may result from one-time items and non-cash charges. The Company defines adjusted net loss as net loss plus any transaction expenses, expenses that did not continue after the IPO and one-time charges, non-operating expenses and non-cash charges that may distort period comparisons.

Conference Call Information

Fairway will host a conference call today, May 26, 2015 at 4:30pm ET. The call will be hosted by Jack Murphy, Chief Executive Officer and Edward Arditte, Co-President and Chief Financial Officer and will be broadcasted live over the Internet and accessible through the Investor Relations section of the Company’s website at www.fairwaymarket.com. The webcast will also be archived online for a short period thereafter.  In addition, listeners may dial (877) 353-0039 to access the live call.  A telephonic playback will be available after the call through Tuesday, June 9, 2015. Participants can dial (855) 859-2056 to hear the playback and enter the conference passcode 44845420.

About Fairway Market

Fairway Market is a growth-oriented food retailer offering customers a differentiated one-stop shopping experience “Like No Other Market”.  Fairway has established itself as a leading food retailing destination in the Greater New York City metropolitan area, with stores that emphasize an extensive selection of fresh, natural and organic products, prepared foods and hard-to-find specialty and gourmet offerings, along with a full assortment of conventional groceries.  Fairway is headquartered in New York, New York.

Forward-Looking Statements

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties and other factors that may cause Fairway’s actual results in current or future periods to differ materially from forecasted results. Food retail is a large and highly competitive industry, and Fairway’s business involves many risks and uncertainties, including, but not limited to: our ability to increase same store sales; our ability to maintain or improve our operating margins; our ability to compete effectively with other retailers; our ability to maintain price competitiveness; our ability to achieve the anticipated benefits of our centralized production facility; our ability to open new stores on a timely basis or at all; our ability to achieve sustained sales and profitable operating margins at new and existing stores; the availability of financing to pursue our new store openings on satisfactory terms or at all; the geographic concentration of our stores; our history of net losses; ordering errors or product supply disruptions in the delivery of perishable products; restrictions on our use of the Fairway name other than on the East Coast and in California and certain parts of Michigan and Ohio; our ability to retain and attract senior management, key employees and qualified store-level employees; rising costs of providing employee benefits, including increased healthcare costs and pension contributions due to unfunded pension liabilities; our ability to satisfy our ongoing capital needs and unanticipated cash requirements; and other risk factors detailed in our filings with the Securities and Exchange Commission (“SEC”), including our Annual Report on Form 10-K for the fiscal year ended March 29, 2015, and available at the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release and the company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contact

Fairway Group Holdings Corp.

Nicholas Gutierrez

Director of Finance & Investor Relations

(646) 616-8103

nicholas.gutierrez@fairwaymarket.com

FAIRWAY GROUP HOLDINGS CORP. AND SUBSIDIARIES

Consolidated Balance Sheets

(In thousands, except per share amounts)

	March 29,	March 30,
	2015	2014
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$36,362	$58,800
Accounts receivable, net	3,404	5,536
Merchandise inventories	29,150	28,061
Income tax receivable	890	894
Prepaid rent	829	892
Deferred financing fees	1,745	1,751
Prepaid expenses and other current assets	3,036	2,701
Total current assets	75,416	98,635
PROPERTY AND EQUIPMENT, NET	148,293	144,529
GOODWILL	95,412	95,412
INTANGIBLE ASSETS, NET	27,161	25,862
OTHER ASSETS	12,854	15,906
Total assets	$359,136	$380,344
LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
CURRENT LIABILITIES
Current portion of long-term debt	$2,750	$2,750
Accounts payable	31,872	33,971
Accrued expenses and other	23,227	20,455
Total current liabilities	57,849	57,176
NONCURRENT LIABILITIES
Long-term debt, net of current maturities	254,336	253,717
Deferred income taxes	28,091	24,574
Other long-term liabilities	41,463	33,334
Total liabilities	381,739	368,801
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ (DEFICIT) EQUITY
Class A common stock, $0.00001 par value per share, 150,000 shares authorized, 29,366 and 29,108 shares issued at March 29, 2015 and March 30, 2014, respectively	—	—
Class B common stock, $0.001 par value per share, 31,000 shares authorized, 14,225 shares issued and outstanding at March 29, 2015 and March 30, 2014	14	14
Treasury stock at cost, 3 shares at March 29, 2015 and March 30, 2014	—	—
Additional paid-in capital	382,271	369,883
Accumulated deficit	(404,888)	(358,354)
Total stockholders’ (deficit) equity	(22,603)	11,543
Total liabilities and stockholders’ (deficit) equity	$359,136	$380,344

FAIRWAY GROUP HOLDINGS CORP. AND SUBSIDIARIES

Consolidated Statements of Operations

(In thousands, except per share amounts)

	Thirteen Weeks Ended
	March 29,	March 30,
	2015	2014

Net sales	$199,089	$200,262
Cost of sales and occupancy costs (exclusive of depreciation and amortization)	134,964	135,333
Gross profit	64,125	64,929

Direct store expenses	47,219	47,486
General and administrative expenses	17,079	18,503
Store opening costs	1,301	1,150
Production center start-up costs	962	1,311
Loss from operations	(2,436)	(3,521)

Interest expense, net	(4,871)	(4,760)
Loss before income taxes	(7,307)	(8,281)

Income tax provision	(1,238)	(561)
Net loss attributable to common stockholders	$(8,545)	$(8,842)

Basic and diluted loss per common share	$(0.20)	$(0.21)

Weighted average common shares outstanding	43,556	43,124

FAIRWAY GROUP HOLDINGS CORP. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(In thousands)

	Fiscal Years Ended
	March 29,	March 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(46,534)	$(80,280)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Deferred income taxes	3,512	29,270
Deferred rent	8,531	9,575
Depreciation and amortization of property and equipment	28,126	26,444
Amortization of intangibles	278	294
Amortization of discount on term loans	3,369	3,275
Amortization of deferred financing fees	1,751	1,742
Amortization of prepaid rent	317	318
Stock compensation expense	13,130	11,020
Gain on storm-related insurance recoveries	—	(3,089)
Changes in operating assets and liabilities:
Accounts receivable	2,132	(2,983)
Merchandise inventories	(1,089)	(3,302)
Insurance claims receivable	—	3,761
Prepaid expense and other	(260)	4,919
Other assets	1,245	2,483
Accounts payable	(2,099)	(5,428)
Accrued expenses and other	2,467	2,505
Other long-term liabilities	(837)	720
Net cash provided by (used in) operating activities	14,039	1,244

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(31,890)	(43,906)
Acquisition of intangible assets	(1,577)	—
Insurance proceeds	—	4,403
Net cash used in investing activities	(33,467)	(39,503)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on long-term debt	(2,750)	(2,750)
Cash settlement of vested equity awards	(260)	—
Proceeds from shares issued in initial public offering, net	—	158,821
Cash dividends paid on preferred stock	—	(76,818)
Issuance costs from debt re-pricing	—	(3,917)
Net cash (used in) provided by financing activities	(3,010)	75,336

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(22,438)	37,077
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	58,800	21,723
CASH AND CASH EQUIVALENTS, END OF PERIOD	$36,362	$58,800
Cash paid during the period for:
Interest, net of capitalized amounts	$13,984	$14,954
Income taxes	$2	$2